UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

Dermata Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on July 15, 2025 (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of two Class I directors; (2) the ratification of the appointment of Baker Tilly US, LLP, the successor entity to Moss Adams LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Proposal”); (3) the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of January 21, 2025, by and among the Company and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between the Company and H.C. Wainwright & Co., LLC, dated as of September 10, 2024 (the “Engagement Letter”), in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior the issuance of such warrants (the “Issuance Proposal”); (4) the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock, underlying certain warrants issued by the Company pursuant to that certain Inducement Letter, dated as of March 27, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, in an amount equal to or in excess of 20% of the Common Stock outstanding immediately prior the issuance of such warrants (the “Inducement Proposal”); (5) the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), with the exact ratio to be determined by the Company’s Board of Directors without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”); and (6) the approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the Issuance Proposal, the Inducement Proposal and/or the Reverse Stock Split Proposal (the “Adjournment Proposal”). The final voting results were as follows:

1. The stockholders elected Mary Fisher and Andrew Sandler M.D. as Class I directors to hold office for a term of three years, until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter as follows:

Nominee	For	Withheld	Broker Non-Votes
Mary Fisher	1,936,674	21,760	1,353,762
Andrew Sandler M.D.	1,936,478	21,956	1,353,762

2. The Auditor Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
3,229,829	71,932	10,435	N/A

3. The Issuance Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,874,375	78,123	5,936	1,353,762

4. The Inducement Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
1,874,375	78,423	5,636	1,353,762

5. The Reverse Stock Split Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
2,784,798	520,894	6,504	N/A

6. The Adjournment Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
2,798,106	492,661	21,429	N/A

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: July 15, 2025	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer